UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 28, 2016

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 28, 2016, the Board of Directors (the “Board”) of Landauer, Inc. (the “Company”) appointed Teri G. Fontenot as an independent director of the Board. In connection with the appointment, the Board approved an increase in the size of the Board from eight to nine directors. Additionally, Ms. Fontenot will serve on the Company’s Audit Committee and Governance and Nominating Committee. A press release announcing Ms. Fontenot’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Fontenot has a breadth of healthcare leadership and finance experience. She is currently the President and Chief Executive Officer of Woman’s Hospital, a Level III regional referral hospital in Louisiana dedicated to women’s and infants’ healthcare, a position she has held since 1996. Prior to her appointment as President and Chief Executive Officer at Woman’s Hospital, she was Executive Vice President from November 1994 to April 1996, Chief Operating Officer from April 1993 to November 1994 and Senior Vice President/Chief Financial Officer from January 1992 to April 1993. Prior to 1992, Ms. Fontenot was a Chief Financial Officer for hospitals in Louisiana and Florida. Ms. Fontenot currently serves as a member of the board of directors of Amerisafe, Inc., a specialty provider of high hazard workers’ compensation insurance, and serves on its Audit Committee, Nominating and Corporate Governance Committee and Risk Committee. She recently served for six years on the board of the American Hospital Association, and was the chair in 2012. She has also chaired the Chief Executive Officers Committee of the American College of Healthcare Executives and has served on its board and Officer Nominating Committee. Ms. Fontenot also served two terms as a member of the board of directors of the Sixth District Federal Reserve Bank and chaired its Audit Committee.

Ms. Fontenot will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors described under the heading “Director Compensation for Fiscal Year Ended September 30, 2015” in the Company’s proxy statement for the annual meeting of shareholders held on February 18, 2016, filed with the Securities and Exchange Commission on January 12, 2016. Additionally, pursuant to the Company’s long-term incentive plan, Ms. Fontenot was granted 973 restricted shares of the Company’s common stock that vest one year after the grant date.

There are no arrangements or understandings between Ms. Fontenot and any other persons pursuant to which she was appointed as an independent director. There are also no family relationships between Ms. Fontenot and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, the Board has determined that Ms. Fontenot is independent for purposes of the listing standards of the New York Stock Exchange.

Director Retirement and Appointment of New Lead Director

On September 28, 2016, Robert J. Cronin provided notice to the Board that he wishes to retire from the Board, effective at the 2017 annual meeting of shareholders, which is consistent with the retirement policy set forth in the Company’s Governance and Nominating Standards. Mr. Cronin currently serves on the Audit and Governance and Nominating Committees and is the Lead Director of the Board. Mr. Cronin expressed no disagreement with the Company over any of its operations, policies or practices.

In addition, on September 28, 2016, the Board appointed William G. Dempsey as the new Lead Director of the Board, effective October 1, 2016.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by Landauer, Inc. on September 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

September 29, 2016	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer

Exhibit Index

No.	Description
99.1	Press Release issued by Landauer, Inc. on September 28, 2016